FOR FURTHER INFORMATION: Pete Broadbent Vice President, Investor Relations & Marketing (203) 775-9000 pbroadbent@photronics.com
Press Release

PHOTRONICS REPORTS FOURTH QUARTER
AND FISCAL 2013 RESULTS

  Quarterly sales of $106 million; within revised guidance of $105 - $106 million

  Quarterly Non-GAAP diluted EPS of $0.09; exceeds revised guidance of $0.06 - $0.07

  Quarterly Non-GAAP EBITDA of $27 million

  Quarterly high-end FPD sales increase 11% sequentially to $18 million

  Working capital increases $22 million sequentially to $214 million

  Net cash of $22 million up $18 million sequentially

BROOKFIELD, Conn. December 10, 2013 — Photronics, Inc. (NASDAQ:PLAB), a worldwide leader in supplying innovative imaging technology solutions for the global electronics industry, today reported financial results for the fourth quarter and fiscal year ended November 3, 2013.

Constantine ("Deno") Macricostas, Photronics’ chairman and chief executive officer, commented: “Photronics’ fourth-quarter revenues reflect reduced high-end IC photomask sales, which were affected by decreased demand in memory photomasks due to customer delays in transitioning to new nodes and a delay in fully completing the qualification process with a key Asian foundry customer. Even with softer revenues, we delivered on the bottom line and achieved non-GAAP net income of $0.09 per diluted share, which exceeded our revised guidance range. Our business model is strong and when we complete our current qualifications and our customers transition to new nodes we expect robust top- and bottom-line growth.”

“Following the fourth quarter we entered into an agreement with Dai Nippon Printing Co. Ltd. (DNP) to form a joint venture in Taiwan, adding significant high-end IC growth opportunities and increased capital efficiency. This transaction accelerates our strategy and our progress towards establishing a strong industry leadership position,” concluded Macricostas.

Sales for the fourth quarter of fiscal 2013 were $106 million, compared with $104.2 million for the fourth quarter of fiscal year 2012. Sales of semiconductor photomasks were $79.8 million, or 75% of revenues, during the fourth quarter of fiscal 2013, and sales of flat panel display (FPD) photomasks were $26.2 million, or 25% of revenues. For the fourth quarter of fiscal 2013, GAAP net income attributable to Photronics, Inc. shareholders was $4.8 million, or $0.08 per diluted share, compared with $3.8 million, or $0.06 per diluted share, for the fourth quarter of fiscal 2012. Non-GAAP net income attributable to Photronics, Inc. shareholders for the fourth quarter of 2013, excluding joint venture transaction expenses of $0.8 million, was $5.6 million, or $0.09 per diluted share. Non-GAAP net income attributable to Photronics, Inc. shareholders for the fourth quarter of 2012, excluding $0.2 million in consolidation and restructuring charges, was $4.1 million, or $0.07 per diluted share.

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Sales for the 2013 fiscal year were $422.2 million, compared with $450.4 million for the 2012 fiscal year. For the 2013 fiscal year, sales of semiconductor photomasks were $320.6 million, or 76% of revenues, and sales of FPD photomasks were $101.6 million, or 24% of revenues. GAAP net income attributable to Photronics, Inc. shareholders for the 2013 fiscal year was $18.0 million, or $0.29 per diluted share, compared with GAAP net income of $27.9 million, or $0.44 per diluted share, for the 2012 fiscal year. Non-GAAP net income attributable to Photronics, Inc. shareholders for the 2013 fiscal year, excluding joint venture transaction expenses of $0.8 million, was $18.7 million, or $0.30 per diluted share. Non-GAAP net income attributable to Photronics, Inc. shareholders for the 2012 fiscal year, excluding $1.4 million in consolidation and restructuring charges and a $0.1 million gain relating to warrants, was $29.2 million, or $0.46 per diluted share.

The section below entitled "Non-GAAP Financial Measures" provides a definition and information about the use of non-GAAP financial measures in this press release, and the attached financial supplement reconciles non-GAAP financial information with Photronics, Inc.'s financial results under GAAP.

Non-GAAP Financial Measures

Non-GAAP net income attributable to Photronics, Inc. shareholders and non-GAAP earnings per share are "non-GAAP financial measures," as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. Photronics, Inc. believes that non-GAAP net income attributable to Photronics, Inc. shareholders and non-GAAP earnings per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate Photronics, Inc.'s future on-going performance because they enable a more meaningful comparison of Photronics, Inc.'s projected earnings and performance with its historical results of prior periods. These non-GAAP metrics, in particular non-GAAP net income attributable to Photronics, Inc. shareholders and non-GAAP earnings per share are not intended to represent funds available for Photronics, Inc.'s discretionary use and are not intended to represent, or be used as a substitute for, operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of the consolidated statements of operations and must be considered in performing a comprehensive assessment of overall financial performance. Non-GAAP financial information is adjusted for the following items:

  Transaction expenses related to the joint venture in the fourth quarter of fiscal 2013 are excluded because they are not a part of ongoing operations.

  Consolidation and restructuring charges in fiscal 2012 are excluded because they are not a part of ongoing operations.

  Impact related to warrants in fiscal 2012 is excluded because it does not affect cash earnings.

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The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with accounting principles generally accepted in the United States. The attached financial supplement reconciles non-GAAP financial information with Photronics, Inc.'s financial results under GAAP.

A conference call with investors and the media to discuss these results is scheduled for 8:30 a.m. Eastern time on Wednesday, December 11, 2013. The live dial-in number is (408) 774-4601. The call can also be accessed by logging onto Photronics' web site at www.photronics.com. The call will be archived for instant replay access until the Company reports its fiscal 2014 first quarter results.

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Photronics is a leading worldwide manufacturer of photomasks. Photomasks are high precision quartz plates that contain microscopic images of electronic circuits. A key element in the manufacture of semiconductors and flat panel displays, photomasks are used to transfer circuit patterns onto semiconductor wafers and flat panel substrates during the fabrication of integrated circuits, a variety of flat panel displays and, to a lesser extent, other types of electrical and optical components. They are produced in accordance with product designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the Company can be accessed at www.photronics.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements made by or on behalf of Photronics, Inc. and its subsidiaries (the Company). The forward-looking statements contained in this press release and other parts of Photronics’ web site involve risks and uncertainties that may affect the Company’s operations, markets, products, services, prices, and other factors. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental, and technological factors as well as decisions we may make in the future regarding our business, capital structure and other matters. Accordingly, there is no assurance that the Company’s expectations will be realized. For a fuller discussion of the factors that may affect the Company's operations, see "Forward Looking Statements" in the Company's Quarterly and Annual Reports to the Securities and Exchange Commission on Forms 10-Q and 10-K. The Company assumes no obligation to provide revisions to any forward-looking statements.

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PLAB – E

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